Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Vine Hill Capital Investment Corp. II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units	(1)	457(a)	2,875,000	$10.00	$28,750,000.00	0.0001381	$3,970.38
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	457(a)	2,875,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	(3)	457(a)	958,333	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	457(a)	958,333	$11.50	$11,020,829.50	0.0001381	$1,521.98

Total Offering Amounts:							$39,770,829.50		5,492.36
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$5,492.36

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Offering Note(s)

(1)	(1.a) Each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share.

(1.b) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

(1.c) The Registrant previously registered securities having a proposed maximum aggregate offering price of $278,395,830.00 on its Registration Statement on Form S-1, as amended (File No. 333-291793), which became effective on December 17, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $39,770,829.50 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.
(2)	See offering note 1.b

(2.a) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(2.b) No fee pursuant to Rule 457(g).
(3)	See offering notes 1.b and 2.b
(4)	See offering notes 1.b and 2.a